1653 East Maple Road ● Troy, MI 48083	CONTACT: Mary Ann Victor,
Phone: (248) 689-3050 ● Fax: (248) 689-4272	Vice President and Chief Administrative Officer,
www.somanetics.com	(248) 526-5803
Bill Iacona, Chief Financial Officer, (248) 526-5819

FOR IMMEDIATE RELEASE

SOMANETICS REPORTS FINANCIAL RESULTS FOR THE
THIRD QUARTER OF FISCAL 2009

▪	Net revenues for the third quarter were $12.5 million.

▪	Net income for the third quarter was $2.2 million, or $0.17 per diluted share.

▪	Somanetics signed a three-year extension of its exclusive distribution agreement with Covidien for Europe, the Middle East and Africa.

▪
Somanetics reiterates its fiscal 2009 guidance of net revenues between $50 million and $52 million, gross margin of approximately 86 percent and operating margin of approximately 20 percent, and income before income taxes in the range of $11.2 million to $11.6 million.

TROY, Mich. — September 17, 2009 — Somanetics Corporation (Nasdaq: SMTS) today reported net revenues of $12.5 million for the third quarter ended August 31, 2009, a one percent increase from $12.4 million in the same period of 2008.  For the nine months ended August 31, 2009, net revenues increased five percent to $35.5 million from $33.8 million.

U.S. net revenues increased 10 percent to $10.4 million from $9.4 million in the third quarter of fiscal 2008.  International net revenues were $2.1 million compared to $3.0 million.  For the nine-month period, U.S. net revenues increased five percent to $28.4 million and international revenues increased five percent to $7.1 million.

Third quarter income before income taxes was $3.5 million compared to $4.7 million in the third quarter of 2008.  Net income was $2.2 million, or $0.17 per diluted share, compared with $3.0 million, or $0.23 per diluted share.

For the nine months ended August 31, 2009 income before income taxes was $8.5 million compared to $11.3 million a year ago.  Net income was $5.3 million for the nine-month period, or $0.41 per diluted share, compared with $7.1 million, or $0.51 per diluted share in the same period of 2008.

Gross margin was 88 percent in the third quarter of fiscal 2009, compared to 86 percent in the fiscal 2008 third quarter, and was 87 percent for the nine-month period of 2009, the same as a year ago.  Cash, marketable securities and long-term investments at August 31, 2009 totaled $77.7 million, with no borrowings.

SOMANETICS REPORTS THIRD QUARTER 2008 RESULTS / Page 2

 “The global economic crisis continued to impact our business in the quarter with hospitals limiting capital spending and slowing adoption of new technology,” said Bruce Barrett, Somanetics’ president and chief executive officer.  “Despite this backdrop, we continued to experience solid growth in our disposable sensor business.”

International Sales

In the third quarter Somanetics announced the three-year extension of its long-standing exclusive distribution agreement with Covidien to distribute Somanetics’ INVOS Cerebral/Somatic Oximeter products in Europe, the Middle East and Africa.  The extension goes into effect on February 16, 2010, when the current agreement expires.

Sales and Marketing Activities

During the fourth quarter, Somanetics is scheduled to participate in 16 medical conferences, including the 2009 annual meeting of the American Society of Anesthesiologists and various regional and state cardiothoracic, perfusion, anesthesia, pediatric cardiac and critical care and neonatology association meetings.

Vital Sync Launch

The Vital Sync™ patient data management system was launched in the third quarter with installations at three beta test sites.  The device integrates data from a broad array of hospital bedside devices, such as physiological monitors and ventilators, into a single bedside display for comparison, data management and storage.  It has been designed to reduce the time and effort required to collect and organize critical patient data and view patient parameters on one time-synchronized graph.  The device compiles data into one interactive display, to facilitate early detection of worsening patient conditions and provide data to refine treatment protocols.

Business Outlook

Somanetics is reiterating its previously announced guidance:

▪	Fiscal 2009 net revenues between $50 million and $52 million.

▪	Gross margin of approximately 86 percent and operating margin of approximately 20 percent.

▪	Fiscal 2009 income before income taxes in the range of $11.2 million to $11.6 million.

Current estimates are based on market and economic conditions, including the assumption that the current economic downturn continues throughout fiscal 2009, and Somanetics’ current plans to invest in several areas of its business.  Such investments include clinical research, medical education, research and development projects, the continued development and market launch of the Vital Sync System and the addition of sales and clinical education personnel in the U.S. and international markets.  Somanetics undertakes no obligation to update its estimates.

SOMANETICS REPORTS THIRD QUARTER 2008 RESULTS / Page 3

Somanetics to Host Conference Call

Somanetics will webcast its third quarter 2009 conference call at 10:00 a.m. (ET) today.  To join the webcast, visit the Presentations & Webcasts page in the Investor Relations section of Somanetics’ website at www.somanetics.com and click on the “Q3 2009 Somanetics Corporation Earnings Conference Call” link.  The call also will be archived on the website.

About Somanetics

Somanetics Corporation (Nasdaq: SMTS) develops, manufactures and markets the INVOS® Cerebral/Somatic Oximeter which noninvasively provides accurate, real-time blood oxygen measurements in patients greater than 2.5 kilograms, and trend monitoring of this parameter for individuals of any weight.  The INVOS System is the only commercially-available cerebral/somatic oximeter proven to improve outcomes.  Surgeons, anesthesiologists and other medical professionals can use data provided by the INVOS System, in conjunction with other available data, to identify oxygen imbalances in brain or other body tissue beneath the sensor and take necessary corrective action, potentially improving patient outcomes and reducing the costs of care.  The INVOS System is the clinical reference standard in cerebral/somatic oximetry, with an 11-year market track record, more than 700 clinical references and implementation at more than 700 U.S. hospitals.  Somanetics also develops, manufactures and markets the Vital Sync™ System, a device that integrates data from bedside devices into a single system for enhanced patient assessment and decision making, data management and data storage.  Somanetics supports its customers through a direct U.S. sales force and clinical education team.  Covidien markets INVOS System products in Europe, Canada, the Middle East and Africa and Edwards Lifesciences represents INVOS System products in Japan.  For more information visit www.somanetics.com.

Safe-Harbor Statement

Except for historical information contained herein, the matters discussed in this news release, including financial guidance for fiscal year 2009, are forward-looking statements, the accuracy of which is necessarily subject to risks and uncertainties.  Actual results may differ significantly from results discussed in the forward-looking statements and may be affected by, among other things, economic conditions in general and in the healthcare market, including the recent global economic crisis, the demand for and market acceptance of our products in existing market segments and in new market segments we plan to pursue, our current dependence on the INVOS Cerebral/Somatic Oximeter and disposable sensors, our dependence on distributors for a substantial portion of our sales, our dependence on single-source suppliers, potential competition, the effective management of our growth, our ability to attract and retain key personnel, the potential for products liability claims, government regulation of our business, the challenges associated with developing new products and obtaining and maintaining regulatory approvals if necessary, research and development activities, the lengthy sales cycle for our products, sales employee turnover, changes in our actual or estimated future income, changes in accounting rules, enforceability and the costs of enforcement of our patents, potential infringements of others’ patents, the effect of acquisitions and the other factors set forth from time to time in Somanetics’ Securities and Exchange Commission filings, including Somanetics’ 2008 Annual Report on Form 10-K filed on February 11, 2009 and its 2009 Quarterly Reports on Form 10-Q filed on March 31, 2009 and July 1, 2009.

 (Tables to follow)

SOMANETICS REPORTS THIRD QUARTER 2008 RESULTS / Page 4

BALANCE SHEETS

	August 31,	November 30,
	2009	2008
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$20,724,822	$37,166,141
Marketable securities	28,988,437	19,992,545
Accounts receivable	7,924,399	7,862,103
Inventory	3,665,636	2,960,422
Prepaid expenses	363,007	597,460
Accrued interest receivable	184,409	16,667
Deferred tax asset - current	164,615	164,615
Total current assets	62,015,325	68,759,953
PROPERTY AND EQUIPMENT (at cost):
Demonstration and no capital cost sales equipment at customers	4,322,125	3,919,296
Machinery and equipment	1,923,695	1,638,597
Furniture and fixtures	545,796	504,485
Leasehold improvements	197,450	197,450
Total	6,989,066	6,259,828
Less accumulated depreciation and amortization	(4,021,496)	(3,418,697)
Net property and equipment	2,967,570	2,841,131
OTHER ASSETS:
Long-term investments	28,002,534	12,837,710
Deferred tax asset – non-current	1,782,977	1,587,977
Intangible assets, net	237,081	246,318
Goodwill	1,679,713	1,679,713
Other	15,000	15,000
Total other assets	31,717,305	16,366,718
TOTAL ASSETS	$96,700,200	$87,967,802

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,045,984	$1,271,058
Accrued liabilities	1,275,659	1,848,672
Total current liabilities	2,321,643	3,119,730
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
Preferred shares; authorized, 1,000,000 shares of $.01 par value; no shares issued or outstanding	-	-
Common shares; authorized, 20,000,000 shares of $.01 par value; issued and outstanding, 12,088,962 shares at August 31, 2009, and 12,034,074 shares at November 30, 2008	120,890	120,341
Additional paid-in capital	95,551,450	91,330,305
Accumulated deficit	(1,293,783)	(6,602,574)
Total shareholders' equity	94,378,557	84,848,072
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$96,700,200	$87,967,802

SOMANETICS REPORTS THIRD QUARTER 2008 RESULTS / Page 5

STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months		Nine Months
	Ended August 31,		Ended August 31,
	2009	2008	2009	2008
NET REVENUES	$12,513,135	$12,367,988	$35,500,049	$33,801,326
COST OF SALES	1,542,901	1,717,858	4,727,137	4,413,939
Gross Margin	10,970,234	10,650,130	30,772,912	29,387,387

OPERATING EXPENSES:
Research, development and engineering	476,184	332,236	1,395,926	894,574
Selling, general and administrative	7,277,898	6,155,551	21,765,806	19,423,534
Total operating expenses	7,754,082	6,487,787	23,161,732	20,318,108

OPERATING INCOME	3,216,152	4,162,343	7,611,180	9,069,279

OTHER INCOME:
Interest income	312,271	562,178	912,493	2,197,280
Total other income	312,271	562,178	912,493	2,197,280
INCOME BEFORE INCOME TAXES	3,528,423	4,724,521	8,523,673	11,266,559

INCOME TAX EXPENSE	(1,299,377)	(1,678,067)	(3,214,882)	(4,139,424)

NET INCOME	$2,229,046	$3,046,454	$5,308,791	$7,127,135

NET INCOME PER COMMON SHARE - BASIC	$0.18	$0.25	$0.44	$0.55

NET INCOME PER COMMON SHARE - DILUTED	$0.17	$0.23	$0.41	$0.51

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	12,088,962	12,079,089	12,061,559	12,889,638

WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	12,957,120	13,247,953	12,926,752	13,919,212

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